UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 20, 2021
Date of Report (date of earliest event reported)

PLAYSTUDIOS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39652	98-1606155
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10150 Covington Cross Drive, Las Vegas, Nevada		89144
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (725) 877-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MYPS	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A common stock at an exercise price of $11.50	MYPSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 20, 2021, William (Bill) J. Hornbuckle notified PLAYSTUDIOS, Inc. (the “Company”) of his resignation from the Board of Directors, effective immediately. Mr. Hornbuckle’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.
On December 21, 2021, the Board of Directors of the Company appointed Mr. Steve Zanella as a Director to fill the vacancy left by Mr. Hornbuckle’s resignation for the remainder of his term. The Company entered into its standard form of indemnity agreement with Mr. Zanella.
Steve Zanella, 52, is the Chief Commercial Officer at MGM Resorts, where he oversees Public Relations, Marketing, Direct Marketing, Group Sales, Social Media, Sports & Sponsorships, Loyalty and Commercial Strategy. Mr. Zanella was a member of the board of directors of then-PLAYSTUDIOS, Inc. from June of 2020 through the closing of its SPAC transaction with Acies Acquisition Corp. in June of 2021. Prior to taking on his current role with MGM Resorts, Mr. Zanella served as President & COO of CityCenter from 2019 to 2020, where he oversaw daily operations and provided strategic direction for the ultra-luxury resorts, which includes Aria Resort & Casino and Vdara Hotel & Spa. From 2016 to 2019, Mr. Zanella served as President of Core Properties which included managing a portfolio of Las Vegas properties and several corporate departments. From 2013 to 2016, Mr. Zanella held the position of President & Chief Operating Officer of MGM Grand Detroit where he was responsible for the day-to-day operations of one of the most dynamic resorts in the region. In addition to overseeing all resort operations and guiding the property’s strategic direction, he cultivated MGM Grand Detroit’s guest service culture and fostered open communication and teamwork within the property and across the company. A veteran of the hospitality industry with more than 30 years of experience, he joined MGM Resorts in 1991 as a participant in the Management Associate Program, which is a hands-on training curriculum for college graduates. In his tenure with the company, Mr. Zanella has also served as Senior Vice President of Marketing for MGM Grand Las Vegas, Vice President of Slots at Beau Rivage, Director of Slot Marketing and Player Development also at Beau Rivage and Domestic Marketing Administrator for Table Games Marketing at The Mirage. Mr. Zanella received his bachelor’s degree in Hotel Administration from the University of Nevada, Las Vegas. In 2014 he earned a Master in Business Administration degree from the University of Michigan’s Stephen M. Ross School of Business.
Item 9.01.     Financial Statements and Exhibits
(d)Exhibits

Exhibit Number	Description
10.1	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed June 25, 2021).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 27, 2021

PLAYSTUDIOS, Inc.

By:	/s/ Joel Agena
	Name:	Joel Agena
	Title:	Vice President, Legal Counsel